CSFB 05-10

V COMPS

Pay rules

1.

Pay the NAS priority Amount to the NAS until retired

2.

Pay the FRONT until retired

3.

Concurrently:

a.

8.3333378261% to the 5A9 until retired

b.

91.6666621739% sequentially to the 5A7 and 5A8

4.

 Pay the NAS until retired

Notes

Pxing Speed = 100 PPC (8 TO 24 CPR OVER 12 MONTHS, 24 CPR THERAFTER)

NAS bonds =  NAS standard 60 mo lockout. (apply shift to both sched and prepays)

NAS Priority = Total NAS Balance/Total Non-PO Balance

Settlement = 10/31/05